PROMISSORY NOTE

$98,880.00
                                                      Atlanta, Georgia
                               Original Issue Date:  December 10, 1999

     FOR VALUE RECEIVED, LEISURE TIME CASINOS & RESORTS, INC., a Colorado corporation ("Maker"), promises to pay MOGO FINANCIAL MANAGEMENT COMPANY, a Georgia corporation, or any subsequent holder of this Note (the initial holder or any such subsequent holder being hereafter referred to as "Holder"), at 1125 Satellite Boulevard, Suite 110, Suwanee, Georgia 30024, the principal sum of NINETY-EIGHT THOUSAND EIGHT HUNDRED EIGHTY DOLLARS ($98,880.00) with interest which shall accrue from the Original Issue Date at the rate of eight percent (8%) per annum as set forth below.

     Capitalized terms used but not defined herein are used with the meanings ascribed to such terms in the Convertible Series A Preferred Subscription Agreement dated December 10, 1999, by and between Maker and Prime Technological Services, Inc.

     (1) Payment of Principal and Interest. All principal and all accrued and unpaid interest thereon due Holder hereunder, shall be paid in lawful money of the United States of America. Maker shall pay the principal amount of this Note with interest as follows: (a) the sum of Fifty Thousand Dollars ($50,000.00) plus accrued interest shall be due and payable on January 10, 2000; and (b) the remaining principal sum of Forty-Eight Thousand Eight Hundred Fifty Dollars ($48,850.00) plus accrued interest shall be due and payable on February 10, 2000.

     (2) Events of Default. An Event of Default shall occur under this Note if Maker shall (i) fail to make any payment of principal or interest hereunder when due, which failure is not cured within ten business (10) days following Maker's receipt of written notice from Holder; (ii) admit in writing its inability to pay its debts generally as they become due; (iii) file a petition in bankruptcy or petition to take advantage of any insolvency act; (iv) make an assignment for the benefit of its creditors; (v) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; (vi) a petition in bankruptcy filed against it which petition is not removed or discharged within ninety have (90) days from the date of filing; (vii) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state thereof; (viii) distribute any of its assets upon any dissolution, winding up, liquidation, or reorganization of Maker; (ix) sell, transfer or assign 50% or more of the then issued and outstanding common stock of Maker in a single Transaction, or sell substantially all of the business or assets of Maker; or
(x) default under any other loan agreements with any other lender.

     (3) Acceleration. It is hereby expressly agreed that upon an Event of Default the stated principal amount of this Note, with accrued and unpaid interest thereon, shall, at the option of Holder, become immediately due and payable, anything contained herein to the contrary notwithstanding, time being of the essence of this Note. Upon an Event of Default and thereafter so long as there is a continuing Event of Default the interest rate shall be twelve percent (12%).

     (4) Costs of Collection. If this Note is not paid when due, either at the scheduled installments or upon the written demand of Holder after acceleration, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorney's fees.

     (5) Presentment. Maker hereby waives presentation for payment and notice of protest, dishonor, and nonpayment of this Note, and consents that Holder may extend the time of payment or otherwise modify the terms of payment of any part of the debt evidenced by this Note, and such consents shall not alter nor diminish the liability of Maker.

     (6) Prepayment. Maker may prepay this Note in whole or in part without any prepayment penalty attaching thereto.

     (7) Assignment. Holder may sell, assign, or transfer this Note or its interest in this Note and this Note shall inure to the benefit of any such assignee.

     (8) CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF GWINNETT, STATE OF GEORGIA OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF MAKER AND HOLDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.

      IN WITNESS WHEREOF, this Note has been executed and delivered by Maker's duly authorized officer on the date first above written.

                               LEISURE TIME CASINOS & RESORTS, INC.



                               By: /s/ Alan N. Johnson
                                   ---------------------------
                                     Alan N. Johnson, President